UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2012

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO	001-33653	31-0854434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio		45263
(Address of Principal Executive Offices)		(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, Paul L. Reynolds, Executive Vice President, Secretary and Chief Risk Officer of Fifth Third Bancorp, resigned as a Class B Director of Vantiv, Inc. (“Vantiv”). Effective May 15, 2012, Daniel T. Poston, Fifth Third’s Executive Vice President and Chief Financial Officer, was elected as a Class B Director of Vantiv to replace Mr. Reynolds.

Mr. Poston will receive compensation from Vantiv for his service as a director, which will consist of the following:

•	an annual cash retainer of $80,000 (paid quarterly in arrears and pro-rated for partial quarters of service); and

•	an annual equity grant of $120,000 of value-denominated, full-value restricted stock units (pro-rated for partial years of service).

None of the aforementioned compensation will be paid by Fifth Third. The terms of the compensation paid to Mr. Poston by Vantiv are the same as the terms of the compensation paid to all other directors of Vantiv, other than its chairman and its chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

May 16, 2012	/s/ KEVIN T. KABAT
Kevin T. Kabat
President and Chief Executive Officer